Exhibit 10.4

EXECUTION COPY

CONTROL AGREEMENT

CONTROL AGREEMENT (this “Agreement”) dated as of August 31, 2005, among Cheniere LNG Holdings, LLC, a Delaware limited liability company (the “Grantor”), Credit Suisse, Cayman Islands Branch, as Collateral Agent (the “Secured Party”), and The Bank of New York, as securities intermediary and depository bank (the “Account Bank”).

PRELIMINARY STATEMENTS:

(1) The Grantor has granted the Secured Party a security interest (the “Security Interest”) in the following accounts maintained by the Account Bank for the Grantor (the “Accounts”):

        The Bank of New York

        ABA Number: 021-000-018

        Account Number: GLA/111-565

        Account Name: CAPITAL CNTRBUTN RESERVE

        Sub Account Number: 467668

        Ref: CHENIERE LNG HOLDINGS

        The Bank of New York

        ABA Number: 021-000-018

        Account Number: GLA/111-565

        Account Name: RETAINED EXCESS CASH FLOW COLLATERAL

        Sub Account Number: 467669

        Ref: CHENIERE LNG HOLDINGS

        The Bank of New York

        ABA Number: 021-000-018

        Account Number: GLA/111-565

        Account Name: DS RESERVE

        Account Number: 467670

        Ref: CHENIERE LNG HOLDINGS

(2) Terms defined in Article 8 or 9 of the Uniform Commercial Code in effect in the State of New York (the “N.Y. Uniform Commercial Code”) are used in this Agreement as such terms are defined in such Article 8 or 9.

NOW, THEREFORE, in consideration of the premises and of the mutual agreements contained herein, the parties hereto hereby agree as follows:

SECTION 1. The Accounts. The Grantor and the Account Bank represent and warrant to, and agree with, the Secured Party that:

(a) The Account Bank maintains each Account for the Grantor, and all property (including, without limitation, all funds and financial assets) held by the Account Bank for the account of the Grantor are, and will continue to be, credited to an Account in accordance with instructions given by the Grantor (unless otherwise provided herein).

Cheniere LNG Holdings, LLC Control Agreement

(b) To the extent that funds are credited to any Account, such Account is a deposit account; and to the extent that financial assets are credited to any Account, such Account is a securities account. The Account Bank is (i) the bank with which each Account is maintained and (ii) the securities intermediary with respect to financial assets held in any Account. The Grantor is (x) the Account Bank’s customer with respect to the Accounts and (y) the entitlement holder with respect to all financial assets credited from time to time to any Account.

(c) Notwithstanding any other agreement to the contrary, the Account Bank’s jurisdiction with respect to the Accounts for purposes of the N.Y. Uniform Commercial Code is, and will continue to be for so long as the Security Interest shall be in effect, the State of New York.

(d) The Grantor and the Account Bank (to its knowledge without independent investigation) do not know of any claim to or interest in the Accounts or any property (including, without limitation, funds and financial assets) credited to the Accounts, except for claims and interests of the parties referred to in this Agreement.

SECTION 2. Control by Secured Party. The Account Bank will comply with (i) all instructions directing disposition of the funds in the Accounts, (ii) all notifications and entitlement orders that the Account Bank receives directing it to transfer or redeem any financial asset in any Account and (iii) all other directions concerning the Accounts, including, without limitation, directions to distribute to the Secured Party proceeds of any such transfer or redemption or interest or dividends on financial assets in any Account (any such instruction, notification or direction referred to in clause (i), (ii) or (iii) above being an “Account Direction”), in each case of clauses (i), (ii) and (iii) above originated by the Secured Party without further consent by the Grantor.

SECTION 3. Grantor’s Rights in Accounts. Except for crediting the Grantor’s property to the Accounts pursuant to Section 1(a) or otherwise directed by the Secured Party, the Account Bank will not comply with any Account Direction or any other direction concerning any Account originated by the Grantor.

SECTION 4. Priority of Secured Party’s Security Interest. (a) The Account Bank (i) subordinates to the Security Interest and in favor of the Secured Party any security interest, lien or right of recoupment or setoff that the Account Bank may have, now or in the future, against any Account or any funds and financial assets credited to any Account and (ii) agrees that it will not exercise any right in respect of any such security interest or lien or any such right of recoupment or setoff until the Security Interest is terminated, except that the Account Bank (A) will retain its prior security interest and lien on funds and financial assets credited to any Account, (B) may exercise any right in respect of such security interest or lien,

Cheniere LNG Holdings, LLC Control Agreement

and (C) may exercise any right of recoupment or setoff against any Account, in the case of clauses (A), (B) and (C) above, to secure or to satisfy payment (x) of the purchase price for financial assets credited to such Account, (y) for its customary fees and expenses for the routine maintenance and operation of such Account and (z) for the face amount of any items that have been credited to such Account but are subsequently returned unpaid because of uncollected or insufficient funds.

(b) The Account Bank will not enter into any other agreement with any Person relating to Account Directions or other directions with respect to any Account.

SECTION 5. Statements, Confirmations, and Notices of Adverse Claims. (a) The Account Bank will send copies of all statements and confirmations for each Account simultaneously to the Secured Party and the Grantor.

(b) When the Account Bank receives written notice of any claim or interest in any Account or any funds or financial assets credited to any Account other than the claims and interests of the parties referred to in this Agreement, the Account Bank will promptly notify the Secured Party and the Grantor of such claim or interest.

SECTION 6. The Account Bank’s Responsibility. (a) The Account Bank will not be liable to the Grantor or the Secured Party under any circumstances (other than those which are determined to have been caused by the Account Bank’s own gross negligence or willful misconduct as found by a court of competent jurisdiction in a final, non-appealable judgment), including, without limitation, for complying with an Account Direction or other direction concerning any Account originated by the Secured Party, even if the Grantor notifies the Account Bank that the Secured Party is not legally entitled to issue such Account Direction or such other direction.

(b) This Agreement does not create any obligation of the Account Bank except for those expressly set forth in this Agreement and, to the extent any Account is a securities account, in Part 5 of Article 8 of the N.Y. Uniform Commercial Code and, to the extent any Account is a deposit account, in Article 4 of the N.Y. Uniform Commercial Code. In particular, the Account Bank need not investigate whether the Secured Party is entitled under the Secured Party’s agreements with the Grantor to give an Account Direction or other direction concerning any Account. The Account Bank may conclusively rely on notices and communications it believes given by the appropriate party.

(c) The Account Bank undertakes to perform such duties and only such duties as are specifically set forth in this and no implied covenants or obligations shall be read into this against the Account Bank.

(d) The Account Bank may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

Cheniere LNG Holdings, LLC Control Agreement

(e) The Account Bank may consult with counsel of its selection and the advice of such counsel or any opinion of counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(f) The Account Bank shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement.

(g) In no event shall the Account Bank be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Account Bank has been advised of the likelihood of such loss or damage and regardless of the form of action.

SECTION 7. Indemnity. The Grantor, and failing which, the Secured Party will indemnify the Account Bank, its officers, directors, employees and agents against claims, losses, damages, liabilities and expenses arising out of this Agreement (including, without limitation, reasonable attorney’s fees and disbursements), except to the extent the claims, liabilities or expenses are determined to have been caused by the Account Bank’s own gross negligence or willful misconduct as found by a court of competent jurisdiction in a final, non-appealable judgment.

SECTION 8. Termination; Survival. (a) The Secured Party may terminate this Agreement by notice to the Account Bank and the Grantor. If the Secured Party notifies the Account Bank that the Security Interest has terminated, this Agreement will immediately terminate.

(b) The Account Bank may terminate this Agreement on 60 days’ prior notice to the Secured Party and the Grantor, provided that before such termination the Account Bank and the Grantor shall make arrangements to transfer the property (including, without limitation, all funds and financial assets) credited to each Account to another Account Bank that shall have executed, together with the Grantor, a control agreement in favor of the Secured Party in respect of such property in substantially the form of this Agreement or otherwise in form and substance satisfactory to the Secured Party.

(c) Sections 6 and 7 will survive termination of this Agreement.

SECTION 9. Governing Law. This Agreement and each Account will be governed by the law of the State of New York. The Account Bank and the Grantor may not change the law governing any Account without the Secured Party’s express prior written agreement.

SECTION 10. Entire Agreement. This Agreement is the entire agreement, and supersedes any prior agreements, and contemporaneous oral agreements, of the parties concerning its subject matter.

SECTION 11. Amendments. No amendment of, or waiver of a right under, this Agreement will be binding unless it is in writing and signed by the party to be charged.

Cheniere LNG Holdings, LLC Control Agreement

SECTION 12. Financial Assets. The Account Bank agrees with the Secured Party and the Grantor that, to the fullest extent permitted by applicable law, all property (other than funds) credited from time to time to any Account will be treated as financial assets under Article 8 of the N.Y. Uniform Commercial Code.

SECTION 13. Notices. A notice, instruction, direction or other communication to a party under this Agreement will be in writing (except that Account Directions may be given orally), will be sent to the party’s address set forth under its name below or to such other address as the party may notify the other parties and will be effective on receipt.

SECTION 14. Binding Effect. This Agreement shall become effective when it shall have been executed by the Grantor, the Secured Party and the Account Bank, and thereafter shall be binding upon and inure to the benefit of the Grantor, the Secured Party and the Account Bank and their respective successors and assigns.

SECTION 15. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of an original executed counterpart of this Agreement.

SECTION 16. Force Majeure. In no event shall the Account Bank be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Account Bank shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Cheniere LNG Holdings, LLC Control Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

CHENIERE LNG HOLDINGS, LLC

By	/s/ Graham McArthur
Name:	Graham McArthur
Title:	Treasurer

Address:
717 Texas, Suite 3100, Houston, Texas 77002
Attention: Treasurer
Fax No.: (713) 659-5459

Cheniere LNG Holdings, LLC Control Agreement

CREDIT SUISSE, CAYMAN ISLANDS BRANCH, as Collateral Agent

By	/s/ James Moran
Name:	James Moran
Title:	Managing Director

By	/s/ Gregory S. Richards
Name:	Gregory S. Richards
Title:	Associate

Address:
Eleven Madison Avenue, New York, New York 10010-3629
Attention: James Moran
Fax No.: (212) 743-1878

Cheniere LNG Holdings, LLC Control Agreement

THE BANK OF NEW YORK

By	/s/ Ritu Khanna
Name:	Ritu Khanna
Title:	Vice President

Address:
101 Barclary Street, New York, NY 10286
Attention: Global Finance Unit
Fax No.: (212) 815-5802

Cheniere LNG Holdings, LLC Control Agreement